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                                   FORM 8-K
                                   --------


                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT
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                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



        Date of Report (date of earliest event Reported) July 28, 1995
                                                         -------------



                        THE COLUMBIA GAS SYSTEM, INC.
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            (Exact name of registrant as specified in its charter)


             Delaware                1-1098            13--1594808
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   (State of other jurisdiction    (Commission       (IRS Employer
         of incorporation)         File Number)    Identification No.)


               20 Montchanin Road, Wilmington, Delaware  19807
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                   (Address of principal executive offices)


       Registrant's telephone number, including area code (302) 429-5000
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Item 5.   Other Events

          Information contained in a News Release dated July 27, 1995, is incorporated herein by reference.
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   The Columbia Gas System, Inc.
                                   -----------------------------
                                            (Registrant)




                                   By     /s/ R. E. Lowe
                                       ---------------------------
                                              R. E. Lowe
                                              Vice President and
                                              Controller

Date:  July 28, 1995
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Contacts:  Media    - W. R. McLaughlin (302) 429-5443
                      H. W. Chaddock (302) 429-5261
           Analysts - T. L. Hughes (302) 429-5363
                      K. P. Murphy (302) 429-5471




FOR IMMEDIATE RELEASE                                            July 27, 1995




              BANKRUPTCY COURT SCHEDULES CONFIRMATION HEARINGS ON
        COLUMBIA COMPANIES' PLANS OF REORGANIZATION TO BEGIN NOVEMBER 13



          WILMINGTON, DEL. -- The Bankruptcy Court for the District of Delaware today scheduled confirmation hearings to begin November 13 for the amended Chapter 11 reorganization plans filed by The Columbia Gas System, Inc. (NYSE:CG) and its principal pipeline subsidiary, Columbia Gas Transmission Corp.

          In other action, the court established voting and solicitation procedures for both plans and approved the amended disclosure statement for the Parent Company's reorganization plan. Columbia Transmission's disclosure statement was approved by the court on July 18.

          Ballots seeking ratification of the plans are expected to be mailed to creditors of each company and to the Parent Company's shareholders by early September.

          Columbia System Chairman and CEO O. G. Richard III said the company was extremely pleased with the confirmation schedule established by the court, pointing out that it should enable the companies to maintain their current timetable and emerge from Chapter 11 prior to the end of this year.

          The Columbia Gas System, Inc., one of the nation's largest natural gas holding companies, and Columbia Transmission have been operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code since July 31, 1991.